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                                                                    Exhibit 23.2

                  [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in the Prospectus constituting part of this registration statement on Form S-1 of our report dated May 21, 1998 on the financial statements of Loews Cineplex Entertainment Corporation and our report dated April 15, 1998 on the financial statements of Loeks-Star Partners, which appear in such Prospectus. We also consent to the application of our report on the financial statements of Loews Cineplex Entertainment Corporation to the Financial Statement Schedules for the three years ended February 28, 1998 listed under Item 16(b) of this registration statement when such schedules are read in conjunction with such report. The audits referred to in our report on the financial statements of Loews Cineplex Entertainment Corporation also included these schedules. We also consent to the reference to us under the headings "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP

New York, New York
July 27, 1998